     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 13, 1994


                                                       REGISTRATION NO. 33-48996

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                               ------------------

                                AMENDMENT NO. 1
                                       TO


                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------

               AIG LIQUIDITY CORP.                            AMERICAN INTERNATIONAL GROUP, INC.
  (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS          (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS
                     CHARTER)                                              CHARTER)
                    DELAWARE                                               DELAWARE
(STATE OR OTHER JURISDICTION OF INCORPORATION OR       (STATE OR OTHER JURISDICTION OF INCORPORATION OR
                   ORGANIZATION)                                         ORGANIZATION)
                     PENDING                                              13-2592361
      (I.R.S. EMPLOYER IDENTIFICATION NO.)                   (I.R.S. EMPLOYER IDENTIFICATION NO.)
                 100 NYALA FARM                                         70 PINE STREET
           WESTPORT, CONNECTICUT 06880                             NEW YORK, NEW YORK 10270
                 (203) 222-4700                                         (212) 770-7000
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE            (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                 NUMBER, INCLUDING                                     NUMBER, INCLUDING
 AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE         AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE
                     OFFICES)                                              OFFICES)


                           KATHLEEN E. SHANNON, ESQ.
                       AMERICAN INTERNATIONAL GROUP, INC.
                                 70 PINE STREET
                            NEW YORK, NEW YORK 10270
                                 (212) 770-7000
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ------------------

          APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC:
From time to time on or after the effective date of this Registration Statement.

                               ------------------
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: /X/

                        CALCULATION OF REGISTRATION FEE


- -----------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------
                                                                             PROPOSED       PROPOSED
                                                                              MAXIMUM        MAXIMUM
                                                               AMOUNT        OFFERING       AGGREGATE      AMOUNT OF
TITLE OF EACH CLASS OF                                          TO BE        PRICE PER      OFFERING     REGISTRATION
SECURITIES TO BE REGISTERED                                 REGISTERED(1)     UNIT(2)       PRICE(2)        FEE(3)
- -----------------------------------------------------------------------------------------------------------------------
Liquidity Facility Obligations(4)..........................   $93,750,000      100%        $93,750,000      $32,016
- -----------------------------------------------------------------------------------------------------------------------
Guarantee Obligations(4)...................................   $93,750,000      100%        $93,750,000      $32,016
- -----------------------------------------------------------------------------------------------------------------------
- -----------------------------------------------------------------------------------------------------------------------



(1) Maximum fee receivable by Registrants over the life of the Liquidity Facility Obligations and Guarantee Obligations (collectively, the "Obligations") issued hereunder, estimated as product of (a) $1,500,000,000 (expected maximum amount of principal of and interest on Bonds subject to the Obligations), (b) .0025 (expected maximum per annum fee per $1.00 of principal of and interest on Bonds subject to the Obligations and (c) 25 (expected maximum number of years any Obligations will be outstanding).


(2) Estimated solely for the purpose of calculating the registration fee.


(3) Calculated as registration fee of $32,328 less $312 previously remitted.


(4) This Registration Statement also covers Obligations issued in connection with any remarketing of Bonds purchased by the Registrants or their affiliates.


    THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF
THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED APRIL 13, 1994


                         LIQUIDITY FACILITY OBLIGATIONS
                                       OF
                              AIG LIQUIDITY CORP.
                                      AND
                             GUARANTEE OBLIGATIONS
                                       OF
                       AMERICAN INTERNATIONAL GROUP, INC.

                  IN SUPPORT OF PAYMENT OF THE PURCHASE PRICE
                           OF TENDERED VARIABLE RATE
                              MUNICIPAL SECURITIES


    AIG Liquidity Corp. ("AIG-LC") may from time to time enter into standby bond purchase agreements (each, a "Standby Agreement") with issuers of or ultimate obligors (each, an "Issuer") in respect of one or more series of variable rate municipal securities (each such issue, a series of "Bonds") and, in some cases, the tender and paying agent (each, a "Tender Agent") for the Bonds and/or the trustee (each, a "Trustee") under the indenture, resolution or ordinance (each, an "Indenture") pursuant to which the Bonds are being or have been issued. The Bonds of each series will be subject, at the option of the holder of the Bonds, to tender for purchase and, under certain circumstances, will be subject to mandatory tender for purchase, in each case at the times and on the terms and conditions set forth in the Indenture for such Bonds. Pursuant to the Standby Agreement described in the accompanying prospectus supplement (the "Prospectus Supplement"), AIG-LC will be obligated to purchase tendered Bonds which have not been remarketed by a remarketing agent (each, a "Remarketing Agent") as described in, and subject to any conditions described in, the Prospectus Supplement. The payment obligations of AIG-LC under each Standby Agreement will be unconditionally guaranteed pursuant to a guarantee (each, a "Guarantee") by American International Group, Inc. ("AIG").



    The Prospectus Supplement with respect to a Standby Agreement and Guarantee will set forth the title of the relevant series of Bonds, the name of the Issuer and any Insurer (as hereinafter defined), a summary of certain terms of the Bonds relevant to the operation of the Standby Agreement or the Guarantee, and specific terms of such Standby Agreement and Guarantee, including whether and under what circumstances the obligations under the Standby Agreement and Guarantee may be suspended or terminated without or prior to a mandatory tender of Bonds.



    This Prospectus and the Prospectus Supplement together constitute an offering of the obligations of AIG-LC under the relevant Standby Agreement (the "Liquidity Facility Obligations") and the obligations of AIG under the relevant Guarantee (the "Guarantee Obligations" and, together with the Liquidity Facility Obligations, the "Obligations") but do not constitute an offering of the Bonds related thereto, which have been or will be offered pursuant to a separate offering document (the "Official Statement"). AIG-LC and AIG undertake no responsibility with respect to the accuracy or completeness of any Official Statement or any information set forth therein. The Obligations may not be traded separately from the Bonds to which they relate. This Prospectus and the Prospectus Supplement may be delivered at the time of initial issuance of the Bonds of a series or the remarketing thereof in connection with the replacement by the Obligations of another liquidity facility in effect with respect to such Bonds and, when appropriately supplemented, if required, may also be delivered in connection with a remarketing of any Bonds purchased by AIG-LC or any affiliate thereof.



    Payment of principal of and interest on the Bonds of a series to which the Obligations relate is solely the obligation of the Issuer and is not insured or guaranteed by AIG-LC, AIG or any affiliate thereof.



 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
      EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
        PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS OR ANY PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY IS A
                              CRIMINAL OFFENSE.


                       FOR NORTH CAROLINA RESIDENTS ONLY



    THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA HAS NOT APPROVED OR DISAPPROVED OF THE OFFERING, NOR HAS THE COMMISSIONER PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.



    This Prospectus may not be delivered unless accompanied by the Prospectus Supplement.



                  The date of this Prospectus is April , 1994

                             AVAILABLE INFORMATION


     AIG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities of the Commission, Room 1024, 450 Fifth Street, N.W., 13th Floor, Washington, D.C. 20549, as well as the following Regional Offices: 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies can be obtained by mail at prescribed rates. Requests should be directed to the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. Such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which AIG's common stock is listed. This Prospectus does not contain all of the information set forth in the Registration Statement, of which this Prospectus is a part, and exhibits thereto which AIG-LC and AIG have filed with the Commission under the Securities Act of 1933 (the "1933 Act"), to which reference is hereby made.


                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


     The following document has been filed by AIG with the Commission (File No. 0-4652) and is incorporated herein by reference:



          (1) AIG's Annual Report on Form 10-K for the year ended December 31, 1993.



     All documents filed pursuant to Section 13(a), 13(c), 14 or 15 of the 1934 Act after the date of this Prospectus and prior to the termination of the Obligations shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.


     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.


     AIG will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of any such person, a copy of the documents (excluding exhibits thereto, unless such exhibits are specifically incorporated by reference into such documents) referred to above which have been or may be incorporated herein by reference and not furnished herewith. Requests for such documents should be directed to AIG's Director of Investor Relations, 70 Pine Street, New York, New York 10270, telephone (212) 770-6667.


     This Prospectus constitutes a prospectus with respect to the Obligations of AIG-LC and AIG specified in the Prospectus Supplement. No Registration Statement has been filed under the 1933 Act with respect to the Bonds specified in the Prospectus Supplement.

                         DESCRIPTION OF THE OBLIGATIONS

GENERAL


     Standby Agreements may be entered into from time to time (guaranteed by Guarantees which may be issued from time to time) with respect to one or more series of Bonds specified in the Prospectus Supplement. The Bonds of each series and any municipal bond insurance policy purchased by the Issuer with respect to such Bonds (an "Insurance Policy") have been or will be described in a separate Official Statement of the Issuer. AIG-LC and AIG undertake no responsibility with respect to the accuracy or completeness of any Official Statement or any information set forth therein.


     The obligations of AIG-LC under each Standby Agreement and the obligations of AIG under each Guarantee will rank equally with all other general unsecured and unsubordinated obligations of AIG-LC and AIG, respectively. The Obligations are not being issued pursuant to an indenture.


     In connection with each Standby Agreement, AIG will agree to provide, or cause to be provided, by means of capital contributions, purchases of assets, loans or otherwise, funds to AIG-LC to the extent necessary to enable AIG-LC to meet its obligations under the Standby Agreement. Any such agreement to provide or cause to be provided funds will be solely for the benefit of and enforceable by AIG-LC and AIG. Accordingly, holders of Bonds should not rely upon any such agreement but instead should rely upon the Standby Agreement and the Guarantee thereof.



     The Prospectus Supplement will set forth the specific terms of the Obligations in respect of which this Prospectus is being delivered, including among other things: (1) the timing, terms and method of purchase of Bonds to which such Obligations relate under the Standby Agreement; (2) whether and under what circumstances such Obligations will be terminable without, prior to or after a mandatory tender for purchase of the related Bonds; (3) any limitations on the rights of AIG-LC to resell Bonds purchased by AIG-LC under the Standby Agreement; (4) the commitment fee payable to AIG-LC under the Standby Agreement; and (5) any other relevant terms of the Standby Agreement and the Guarantee.



     The Prospectus Supplement will also specify the following terms of the Bonds to which the Obligations relate: (1) the Issuer and title of such Bonds;
(2) the aggregate principal amount of such Bonds; and (3) certain other terms of the Bonds or any Insurance Policy relevant to the operation of the Standby Agreement or the Guarantee.



     Neither AIG-LC nor AIG will be responsible for the payment of the principal of, premium, if any, or interest on the Bonds of any series. Under certain circumstances, the Obligations with respect to the purchase of Bonds of any series may be terminated or suspended upon an Event of Default (as defined in the Standby Agreement and described in the Prospectus Supplement). See "The Standby Agreements -- Events of Default and Nature of Obligations."


     Each holder of Bonds will be responsible for acting individually with respect to, among other things, the giving of notices, responding to any requests for consents, waivers or other amendments pertaining to the Bonds, enforcing covenants and taking action upon a default.


     The following descriptions under "Tender of Bonds," "The Standby Agreements" and "The Guarantees" are general in nature and qualified in their entirety by reference to, and may be superseded to the extent described in, the Prospectus Supplement relating to any particular series of Bonds.


TENDER OF BONDS

  Tender Option


     The Bonds of each series will be subject, at the option of the holder of the Bonds, to tender for purchase with funds available to the Tender Agent (the "Tender Option"). The terms of the Bonds of a series may permit such tenders at any time upon notice or at specified times relating to the reset of the interest rate with respect to the Bonds of such series. On the date on which the Bonds of any series are issued and on each interest reset date for such Bonds, in general, the Remarketing Agent will determine the interest rate for the

Bonds which is necessary to remarket tendered Bonds at a price equal to 100% of the principal amount thereof plus any accrued interest. The Bonds will bear interest at such rate for the next succeeding interest rate period. Tenders of the Bonds will be made to the Tender Agent for purchase at a price equal to 100% of the principal amount thereof plus any accrued interest to the date of tender (the "Purchase Price").


  Mandatory Tender


     Bonds with respect to which the interest rate period has been changed or which have been converted to a fixed rate may be subject to mandatory tender to the Tender Agent for purchase. In addition, the Bonds may be subject to mandatory tender for purchase immediately prior to the termination or expiration of the relevant Standby Agreement, unless the Issuer makes provision for the delivery of an alternate liquidity facility meeting the criteria of the Indenture. Unless otherwise provided in the Prospectus Supplement, if such Bonds are not delivered when due for tender, they will nevertheless be deemed to be tendered and purchased at the Purchase Price with funds available to the Tender Agent.


THE STANDBY AGREEMENTS

     Each Standby Agreement will be entered into concurrently with or subsequent to the original issuance of the Bonds described in the Prospectus Supplement, in either case as set forth in the Prospectus Supplement, and will expire on the stated termination date set forth in the Prospectus Supplement unless earlier terminated upon the conditions set forth in the Prospectus Supplement.

  Method of Purchase of Bonds by AIG-LC


     The Remarketing Agent will be required to give the Trustee and the Tender Agent notice of the aggregate principal amount of tendered Bonds sold by the Remarketing Agent under the terms of each Indenture. On the purchase date for the Bonds of any series, the Tender Agent or the Trustee as set forth in the Prospectus Supplement shall give AIG-LC notice of the aggregate Purchase Price of that portion of the tendered Bonds of such series that remain unsold. After receipt of such notice, AIG-LC shall (unless its obligations have been terminated or suspended and subject to any conditions described in the Prospectus Supplement), by the time set forth in the Prospectus Supplement, make such amount available to the party so designated in the Prospectus Supplement, in immediately available funds or such other funds as shall be permitted as described in the Prospectus Supplement. As soon as practicable thereafter, but in any event not later than the time set forth in the Prospectus Supplement on each purchase date, the Tender Agent will be required under the Indenture to purchase such Bonds, for the account of AIG-LC, at the Purchase Price. The Tender Agent will be required to remit to AIG-LC such funds which are not so used to purchase tendered Bonds.



     During the period that the Bonds are owned by AIG-LC or a qualified purchaser from AIG-LC (including AIG), such Bonds will bear interest at a rate based on a reference rate or an index as described in the Prospectus Supplement, or will bear interest as otherwise described in the Prospectus Supplement. Unless otherwise set forth in the Prospectus Supplement, the Remarketing Agent will have a continuing obligation to use its best efforts to find purchasers for any Bonds owned by AIG-LC or such qualified purchaser.



     The Indenture will in general provide that if sufficient funds are duly deposited on such date, then such Bond shall be deemed to have been purchased for all purposes under the related Indenture and that thereafter such holder will have no further rights under the related Indenture, except to receive the Purchase Price from the funds so deposited upon surrender thereof. Neither AIG-LC nor AIG will have any liability to a holder for the failure by the Tender Agent to apply funds received by it to the Purchase Price of the related Bonds.


  Amount of Commitment


     Except as otherwise described in the Prospectus Supplement, each Standby Agreement will have an initial stated amount which is equal to the sum of (a) the principal amount of the Bonds (the "Available Principal Commitment") and (b) an amount at least equal to the interest that would accrue on the Bonds during the period specified in the Prospectus Supplement, computed as though the Bonds bore interest at the maximum rate of interest permitted to be borne by the Bonds for such period as set forth in the related Prospectus Supplement (the "Available Interest Commitment").

     Upon the purchase of any Bonds under the Standby Agreement, the Available Principal Commitment and the Available Interest Commitment will be adjusted as described in the Prospectus Supplement.

  Events of Default and Nature of Obligations

     Unconditional Obligations


     If the Obligations are unconditional, as described in the Prospectus Supplement, the occurrence and continuance of certain Events of Default (as defined in the Standby Agreement and described in the Prospectus Supplement) shall, except as otherwise described in the Prospectus Supplement, give AIG-LC the right to terminate its obligations under the Standby Agreement upon written notice to the Issuer and Tender Agent specifying a date on which the Standby Agreement shall terminate. In such event, a mandatory tender of the Bonds may take place pursuant to the Indenture prior to the date specified for termination and AIG-LC will be obligated, subject to the terms and conditions of the Standby Agreement and except as otherwise described in the Prospectus Supplement, to provide funds for the payment of the Purchase Price of tendered Bonds that are not remarketed.


     Conditional Obligations


     If the Obligations are conditional, as described in the Prospectus Supplement, the occurrence and continuance of certain Events of Default will, except as otherwise described in the Prospectus Supplement, result in either immediate suspension or termination of AIG-LC's obligation to purchase without further action by AIG-LC or give AIG-LC the right to suspend or terminate its obligations under the Standby Agreement. In such event, except as otherwise described in the Prospectus Supplement, either no mandatory tender of Bonds will take place prior to such a suspension or termination or if a mandatory tender does occur the Standby Agreement will have terminated prior to the purchase date. Except as otherwise described in the Prospectus Supplement, neither AIG-LC nor AIG will be obligated to provide funds for the payment of the Purchase Price of tendered Bonds during such a suspension or following such termination.


THE GUARANTEES

     The Liquidity Facility Obligations will be unconditionally guaranteed by AIG. Each Guarantee will terminate upon the termination of AIG-LC's obligations pursuant to the Standby Agreement.

                              AIG LIQUIDITY CORP.

     AIG Liquidity Corp. was incorporated on June 29, 1992 in the State of Delaware. All outstanding capital stock of AIG-LC is owned by AIG. AIG-LC's principal executive offices are located at 100 Nyala Farm, Westport, Connecticut 06880, Telephone No. (203) 222-4700.

     The business of AIG-LC consists of providing liquidity for the payment of the tender price of certain variable rate municipal securities through Standby Agreements and certain related activities.

                       AMERICAN INTERNATIONAL GROUP, INC.

     American International Group, Inc., a Delaware corporation ("AIG"), is a holding company which through its subsidiaries is primarily engaged in a broad range of insurance and insurance-related activities in the United States and abroad. AIG's primary activities include both general and life insurance operations. Other significant activities are financial services and agency and service fee operations. The principal executive offices of AIG are located at 70 Pine Street, New York, New York 10270, telephone (212) 770-7000.

     The following table sets forth the historical ratios of earnings to fixed charges of AIG and its consolidated subsidiaries for the periods indicated:


         YEARS ENDED DECEMBER 31
- -----------------------------------------
1993     1992     1991     1990     1989
- -----    -----    -----    -----    -----
 3.08     2.67     3.00     3.63     4.31



Earnings represent income from operations before income taxes and cumulative effect of accounting changes plus fixed charges less capitalized interest and the equity in undistributed income of less than fifty percent owned persons. Fixed charges include interest, whether expensed or capitalized, and one-third of rental expense, which is the proportion deemed representative of the interest factor.



     The decline in the ratios over the period from 1989 to 1992 is primarily the result of the inclusion of the fixed charges and operating results of AIG Financial Products Corp. and its subsidiaries ("AIG-FP") which structures borrowings through guaranteed investment agreements and engages in other complex financial transactions, including interest rate and currency swaps. In the course of its business, AIG-FP enters into borrowings that are primarily used to purchase assets that yield rates greater than the rates on the borrowings with the intent of earning a profit on the spread and to finance the acquisition of securities utilized to hedge certain transactions. Due to the comparable level of interest costs for 1993 and 1992 and the growth in earnings, the ratio shown has increased in 1993. The pro forma ratios of earnings to fixed charges, excluding the effects of the operating results of AIG-FP, are 5.66, 5.15, 5.40,
7.27 and 10.10 for 1993, 1992, 1991, 1990 and 1989, respectively. As AIG-FP will continue to be a subsidiary, AIG expects that these ratios will continue to be lower than they would be if the fixed charges and operating results of AIG-FP were not included therein.


                                USE OF PROCEEDS


     In consideration for issuing the Liquidity Facility Obligations, AIG-LC will receive fees from the Issuer described in the relevant Prospectus Supplement. AIG-LC expects that any such fees so received would be transferred to AIG or an affiliate of AIG by means of dividends, loans or otherwise and used by AIG or such affiliate for general corporate purposes. Except as otherwise described in the Prospectus Supplement relating to a particular series of Bonds, AIG will not receive separate fees from the Issuer of such Bonds in consideration for issuing the Guarantee Obligations.


                              PLAN OF DISTRIBUTION


     The Obligations will be offered from time to time in connection with the initial issuance of the Bonds of any series or the remarketing thereof in connection with the replacement by the Obligations of another liquidity facility in effect with respect to such Bonds. The Obligations may not be traded separately from the Bonds specified in the Prospectus Supplement. Such Bonds have been or will be offered pursuant to a separate Official Statement through any underwriters or agents named therein. AIG-LC and AIG undertake no responsibility with respect to the accuracy or completeness of any Official Statement or any information set forth therein.



     Payment of principal of and interest on the Bonds of a series to which the Obligations relate is solely the obligation of the Issuer and is not insured or guaranteed by AIG-LC, AIG or any affiliate thereof.


                            VALIDITY OF OBLIGATIONS


     Unless otherwise specified in the Prospectus Supplement relating to any Obligations, the validity of the Liquidity Facility Obligations will be passed upon for AIG-LC by Mudge Rose Guthrie Alexander & Ferdon, New York, New York and the validity of the Guarantee Obligations will be passed upon for AIG by Kathleen E. Shannon, Esq., Vice President and Senior Counsel of AIG.

                                    EXPERTS


     The consolidated financial statements of AIG and its subsidiaries and the related financial statement schedules included in its Annual Report on Form 10-K for the year ended December 31, 1993, incorporated herein by reference, are so incorporated in reliance upon the report of Coopers & Lybrand, independent accountants, given on the authority of that firm as experts in accounting and auditing.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


    Registration Fee.........................................................   $  32,328
    Printing and Engraving...................................................     [15,000]
    Legal Fees and Expenses..................................................     325,000
    Rating Agency Fees.......................................................         N/A
    Miscellaneous............................................................         N/A
                                                                                ---------
              Total..........................................................   [$372,328]
                                                                                ---------
                                                                                ---------


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The Restated Certificate of Incorporation of AIG provides:

          "The Company shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Company or serves or served any other enterprise at the request of the Company."

     The Certificate of Incorporation of AIG-LC provides:

          "The Corporation shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that he, his testator or intestate is or was a director, officer or employee of the Corporation or serves or served any other enterprise at the request of the Corporation."

     Section 145 of the Delaware General Corporation Law permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer or employee of the registrant in the event of pending or threatened civil, criminal administrative or investigative proceedings, if such person was, or was threatened to be made, a party by reason of the fact that he is or was a director, officer or employee of the registrant. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled. In addition, AIG and its subsidiaries maintain a directors' and officers' liability insurance policy.

ITEM 16.  EXHIBITS


        4.1  Form of Standby Bond Purchase Agreement to be entered into by AIG-LC
        4.2  Form of Guarantee of American International Group, Inc.
        5.1  Opinion of Mudge Rose Guthrie Alexander & Ferdon with respect to the Liquidity
             Facility Obligations
        5.2  Opinion of Kathleen E. Shannon, Esq. with respect to the Guarantee Obligations
       10    Form of Letter Agreement to be entered into by AIG-LC and AIG relating to a
             Standby Bond Purchase Agreement
       12    Computation of ratio of earnings to fixed charges (filed as exhibit to Annual
             Report on Form 10-K for the year ended December 31, 1993, and incorporated herein by reference)
       23.1  Consent of Coopers & Lybrand, independent accountants
       23.2  Consent of Mudge Rose Guthrie Alexander & Ferdon (included in Exhibit 5.1)
       23.3  Consent of Kathleen E. Shannon, Esq. (included in Exhibit 5.2)
       24.1  Power of Attorney for American International Group, Inc. (included on the signature page
             hereof)
       28    Information from reports furnished to state insurance regulatory authorities
             (filed as exhibit to Annual Report on Form 10-K for the year ended December 31,
             1993 and incorporated herein by reference)


ITEM 17.  UNDERTAKINGS

     The undersigned registrants hereby undertake:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 unless the information required to be included in such post-effective amendment is contained in a periodic report filed by AIG pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference,

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement unless the information required to be included in such post-effective amendment is contained in a periodic report filed by AIG pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 and incorporated herein by reference, and

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

          (4) that, for purposes of determining any liability under the Securities Act of 1933, each filing of AIG's annual report pursuant to
     Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of AIG or AIG-LC pursuant to the foregoing provisions, or otherwise, AIG and AIG-LC have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by AIG or AIG-LC of expenses incurred or paid by a director, officer or controlling person of AIG or AIGLC in the successful defense of any action, suit or proceeding) is asserted against AIG or AIG-LC by such director, officer or controlling person in connection with the securities being registered, AIG or AIG-LC, as the case may be, will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF WESTPORT, STATE OF CONNECTICUT, ON APRIL 13, 1994.


                                          AIG LIQUIDITY CORP.


                                          By:  /s/  JOSEPH J. CASSANO
                                                    JOSEPH J. CASSANO,
                                                    MANAGING DIRECTOR,
                                              VICE PRESIDENT, AND TREASURER


                            ------------------------


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



                SIGNATURE                                  TITLE                      DATE
- ------------------------------------------    -------------------------------    ---------------
       /s/  EDWARD E. MATTHEWS                   Director and Co-Chairman        April 13, 1994
           (EDWARD E. MATTHEWS)

     /s/  PETROS K. SABATACAKIS                  Director and Co-Chairman        April 13, 1994
         (PETROS K. SABATACAKIS)              (Principal Executive Officer)

       /s/  JOSEPH J. CASSANO                       Managing Director,           April 13, 1994
           (JOSEPH J. CASSANO)                Vice President, and Treasurer
                                              (Principal Financial Officer
                                                 and Principal Accounting
                                                          Officer)

        /s/  THOMAS R. SAVAGE                      Managing Director and         April 13, 1994
            (THOMAS R. SAVAGE)                        Vice President

                                   SIGNATURES


     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF NEW YORK AND STATE OF NEW YORK, ON THE 13TH DAY OF APRIL, 1994.


                                          AMERICAN INTERNATIONAL GROUP, INC.


                                          By         /s/  M.R. GREENBERG*

                                                   (M.R. GREENBERG, CHAIRMAN)

                            ------------------------

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS: that each person whose signature appears below constitutes and appoints M.R. Greenberg, Edward E. Matthews and Howard I. Smith, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                            ------------------------

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


                SIGNATURE                                  TITLE                      DATE
- ------------------------------------------    -------------------------------    ---------------
           /s/  M.R. GREENBERG*                    Chairman and Director         April 13, 1994
               (M.R. GREENBERG)               (Principal Executive Officer)

         /s/  EDWARD E. MATTHEWS                Vice Chairman and Director       April 13, 1994
             (EDWARD E. MATTHEWS)              (Principal Financial Officer)

          /s/  HOWARD I. SMITH                     Senior Vice President         April 13, 1994
              (HOWARD I. SMITH)                       and Comptroller
                                               (Principal Accounting Officer)

        /s/  M. BERNARD AIDINOFF*                        Director                April 13, 1994
            (M. BERNARD AIDINOFF)

         /s/  MARSHALL A. COHEN*                         Director                April 13, 1994
             (MARSHALL A. COHEN)

                SIGNATURE                                  TITLE                      DATE
- ------------------------------------------    -------------------------------    ---------------
       /s/ BARBER B. CONABLE, JR.*                       Director                April 13, 1994
          (BARBER B. CONABLE, JR.)

          /s/  MARION E. FAJEN*                          Director                April 13, 1994
              (MARION E. FAJEN)

        /s/  MARTIN S. FELDSTEIN*                        Director                April 13, 1994
            (MARTIN S. FELDSTEIN)

          /s/  HOUGHTON FREEMAN*                         Director                April 13, 1994
              (HOUGHTON FREEMAN)

          /s/  LESLIE L. GONDA*                          Director                April 13, 1994
              (LESLIE L. GONDA)

         /s/  PIERRE GOUSSELAND*                         Director                April 13, 1994
             (PIERRE GOUSSELAND)

                                                         Director                April   , 1994
                (CARLA HILLS)

          /s/  FRANK HOENEMEYER*                         Director                April 13, 1994
              (FRANK HOENEMEYER)

           /s/  JOHN I. HOWELL*                          Director                April 13, 1994
               (JOHN I. HOWELL)

          /s/  DEAN P. PHYPERS*                          Director                April 13, 1994
              (DEAN P. PHYPERS)

          /s/  JOHN J. ROBERTS*                          Director                April 13, 1994
              (JOHN J. ROBERTS)

         /s/  ERNEST E. STEMPEL*                         Director                April 13, 1994
             (ERNEST E. STEMPEL)

          /s/  THOMAS R. TIZZIO*                         Director                April 13, 1994
              (THOMAS R. TIZZIO)

     *By: /s/  HOWARD I. SMITH
              (HOWARD I. SMITH)
             (ATTORNEY-IN-FACT)

                                 EXHIBIT INDEX


EXHIBIT
NUMBER                                    DESCRIPTION                                     PAGE
- ------    ----------------------------------------------------------------------------    ----
 4.1      Form of Standby Bond Purchase Agreement to be entered into by AIG-LC
 4.2      Form of Guarantee of American International Group, Inc.
 5.1      Opinion of Mudge Rose Guthrie Alexander & Ferdon with respect to the
          Liquidity Facility Obligations
 5.2      Opinion of Kathleen E. Shannon, Esq. with respect to the Guarantee
          Obligations
10        Form of Letter Agreement to be entered into by AIG-LC and AIG relating to a
          Standby Bond Purchase Agreement
12        Computation of ratio of earnings to fixed charges (filed as exhibit to
          Annual Report on Form 10-K for the year ended December 31, 1993, and incorporated herein by reference)
23.1      Consent of Coopers & Lybrand, independent accountants
23.2      Consent of Mudge Rose Guthrie Alexander & Ferdon (included in Exhibit 5.1)
23.3      Consent of Kathleen E. Shannon, Esq. (included in Exhibit 5.2)
24.1      Power of Attorney for American International Group, Inc. (included on the signature page hereof)
28        Information from reports furnished to state insurance regulatory authorities
          (filed as exhibit to Annual Report on Form 10-K for the year ended December
          31, 1993 and incorporated herein by reference)